Exhibit 23.6
CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated April 12, 2007 relating to the combined financial statements of CNL Hotels, which appear in the Current Report on Form 8-K of Ashford Hospitality Trust, Inc. dated April 12, 2007 We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/PricewaterhouseCoopers LLP
Orlando, Florida
April 12, 2007